UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March, 11th 2014
Date of Report (Date of earliest event reported)

Evergreen-Agra, Inc.
(Exact name of registrant as specified in its charter)

Nevada		98-0460379
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

481 West Bay Rd.
Grand Cayman, Cyaman Islands
KY1-9006
(Address of principal executive offices) (Zip Code)

(345) 321.3466
Registrant's telephone number, including area code

212-0833-00321 Calle Punta Colon Panama city, Panama
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Effective March 11th, 2014, the board of directors appointed Richard Powell as an Advisor to the company and as a new member of the board of directors to serve until the company's next annual meeting of stockholders. The appointment of Richard Powell as a Company Advisor and to the board of directors was not based on any prior understanding or arrangement.

(b) Effective March 11th, 2014, the board of directors of the issuer accepted the resignation of Herminder Rai as the issuers Vice Chairman and as a Director.

As a result Management will consist of 7 (Seven) as follows;

Facundo I. Bacardi
Senior Advisor / Director

Harpreet Sangha
Chairman of the Board / Director

Rene Hamouth
Chief Executive Officer / Director

Adrian Towning
Chief Financial Officer

Richard Powell
Advisor / Director

Charlie Hamouth
Chief Operating Officer

Richard Specht
Corporate Secretary / Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Evergreen-Agra, Inc.

March 11, 2014

By: /s/ Rene Hamouth
Name: Rene Hamouth
Title: Chief Executive Officer